Exhibit 4.9(i)
FORM OF SECURED CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (~) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1993 AS AMENDED. OR (ii) AN EXEMPTION FROM REGISTRATION UNDER SAID AOl WHERE THE HOLDER HAS FURNiSHED TO THE COMPANY AN OPINION OF ITS COUNSEL. IF SUCH OPINION SHALL BE SATISFACTORY TO THE COMPANY. THAT AN EXEMP HON FROM REGISTRATiON UNDER SUCH ACT IS AVAILABLE.

AMOJNT:     $5000

10% CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigneo Hybrid Dynamics Corp., Inc a Nevada corporation (the “Payor”). having its executive office and principal place of busress at 52-66 Iowa Ave. Paterson. NJ., hereby promises to pay to the order of Mr Arturo Montepara (the “Payee’). having an address at 9-09 CANGER PL FAIR LAWN NJ 07410, 180 days from the date signed herein (the “Matunty Date”) at Lhe °ayee’s add ess set forth hereina0ove or. at such other place as the Payee shall nereafter specify in writing, the principal sum of ~5000 in such coin or currency or the United States of America as at the time shall be egal terder for the payment of pubic ana private debts unless the HOLDER at his/her option elects to convert the said promissory note into the common equity of the PAYOR”.

1.       INTEREST AND PAYMENT.

1.1     The unpaid principal amount hereo s a~ bear srnple interest from the date hereof at the rate of i0?/3 per annum untii the f’tatur.ty Date (or until any such earlier date of payment if this Note is prepaic as nereinafter provided).

1 ..2     interest shall be payable in full on the Ma~u~ty Date (or on any such earlier date of payment if this Note is prepad as hereinaf~e” nrovided

2.       BONUS EQUITY. The Payor also ~rees to o~y -o the 2ay.~e in addition to the interest staLed herein, five thousand (500C~ sha~es of ~he Payor’s common stock for each $5,000 of PRINCIPAL” given to the Payor by the Payee.

3.       CONVERSION. At any time prior to the Maturity Date or on the Matunty Date the unpaid principal balance of this Note shall be convertible, at the option of the Holder, and without payment of any additional consideration therefore, into that number of fufly paid and non-assessable shares of Common Stock as is determined by dividing the unpaid principal balance of this Note by the Conversion Price in effect at the time of such conversion. The “Conversion Price” shall be at a twenty five (25%) discount to the ten (10) day average closing price preceding the Maturity Date of the Note and shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the unpaid principal balance of this Note is convertible) as hereinafter provided.

4.       EVENTS OF DEFAULT. The occurrence of each or any of the following conditions, events or acts shall constitute an “Event of Default:”

4.1     The dissolution of the Payor; or

4.2     The Payor’s insolvency, assignment for the beneflt of creditors, application for or appointment of a receiver, filing of a voluntary or involuntary petition under any provision of the Federal Bankruptcy Code or amendments thereto or any other federal or state statute affording relief to debtors: or if there shall be commenced against the Payor any such proceeding or filed against the Payor any such application or petition which proceeding application or petition is not dismissed or withdrawn within thirty (30) days of commencement or filing as the case may be: or

4.3     The failure by the Payor to make any payment of any amount of principal on, or accrued interest under, this Note, as and when the same shall become due and payable; or

4.4     The commencement of a proceeding to foreclose the security interest or lien in any property or assets to satisfy the security interest or lien therein of any secured creditor of the Payor whose debt is in excess of $100,000.00; or

4.5     The entry of a final judgment for the payment of money in ex~ess of $100000.00 by a court of competent jurisdiction against the Payor, which judgment the Payor shall not discharge (or provide for such discharge) in accordance with its terms within thirty (30) days of the date of entry thereof, or procure a stay of execution thereof within thirty (30) days from the date of entry thereof and, with such thirty (30) day period, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal: then, in any such event and at any time thereafter, while such Event of Default is continuing, the indebtedness evidenced by this Note shall immediately become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained herein to the contrary.

4.       SUITS FOR ENFORCEMENT AND REMEDIES~ If any one or more Events of Default shall occur and be continuing, the holder of this Note may proceed to protect and enforce such holder’s rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note. No right or remedy herein or in any other agreement or instrument conferred upon the hoider of this Note is intended to be CXClUSlVC of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

5.       FEES, WAIVERS, OTHER.

5.1     If the holder of this Note shall institute any action to enforce the collection of any amount of principal of and/or interest on this Note, and there shall be any amount of principal of and/or interest on this Note owed to the holder, then there shall be immediately due and payable from the Payor, in addition to the then unpaid sum of this Note, all reasonable costs and expenses incurred by the Payee in connection therewith, including, without imitation, reasonable attorneys’ fees and disbursements.

5.2     No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

5.3     This Note may not be modified or discharged except by a writing duly executed by the Payor and the Payee.

5.4     The Payor hereby expressly waives demand and presentment for payment, notice of nonpayment notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing herein, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times which the Payee had or is existing as security for any amount called for hereunder.

5.5     The Payor shall bear all of its expenses, including attorneys’ fees incurred in connection with the preparation of this Note.

6.       MISCELLANEOUS.

6.1     The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

6.2     All notices required or permitted to be given hereunder sriau te in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail return rece!pt requested postage prepaid to the address of the ntended recipient set forth in the preamble to this Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions hereof.

ATTEST:                                                Hybrid Dynamics Corp, Inc
/S/ MARK KLEIN                                 /S/ MARK KLEIN
Name; Mark Klein                                 Name: Mark Klein
Title: Secretary President                     Title: President

SECURITY AGREEMENT

1.     Grant On this 12th day of November~ 2008 , Hybrid Dynamics Corp, Inc a Nevada corporation with its pnncipal place of business at 52-66 Iowa Ave Paterson NJ (hereinafter called “Debtor~) for valuable consideration receipt whereof is acknowledged grants to Mr Arturo Monteparo with his principal address at 9-09 CANGER PL FAIR LAWN NJ 07410 (hereinafter called “Secured Party ~) a security interest in and mortgages to Secured Party the following described property and interests in oroperty of Debtor (hereinafter called the “Collateral”):

Delkron Motor, Serial #DR355501 19

to secure payment of the following obligations of Debtor to Secured Party (all hereinafter called the ~‘Obhgation5”):

(i)     All obligations arid liabilities of Debtor to Secured Party (including without limitation all debts claims and indebtedness) whether primary secondary direct contingent fixed or otherwise heretofore flOW and/or from time to time hereafter owing due or payable however evidenced created incurred acquired or owing and however arising, or by oral agreement ~r operation of law or otherwise.

2.     Wag~pties ~ Coy ntsofDebtor. Debtor warrants and covenants that:

(a)     Except fOr the security interest granted hereby and the security interest granted to Arturo Montepara Debtor is the owner of the Collateral free from any adverse lien, security interest or encumbrancer and Debtor will defend the Collateral against all claims and demands Of all persons at any time claiming the same or any interest therein.

(b)     No Financing Statement covering any of the Collateral or any proceeds thereof is on file in any public office except in favor of Arturo Montepara The Debtor shall immediately notify the Secured Party in writing of any change in name address identity or corporate structure from that shown ~n this Agreement and shall also upon demand furnish to the Secured Party such further information and shall execute and deliver to Secured Party such financing statements and other documents in form satisfactory to Secured Party and shall do all such acts and things as Secured Party may at any time or from time to time reasonably request or as may be necessary or appropnate to establish and maintain a perfected security interest in the Collateral as secunty for the Obligations~ subject to no adverse liens or encumbrances and Debtor will pay the cost of filing the same or filing or recording this agreement in all public offices wherever filing or recording is deemed by Secured Party to be necessary or desirable A carbon, photograpnic or other reproduction of this agreement is sufficient as a financing statement

(c)     Debtor will not sell or offer to sell assign pledge, lease or otherwise transfer or encumber the Collateral or any interest therein without the prior written consent of Secured Party.

(d)     Debtor shall keep the Collateral at all times insured against risks of loss or damage by fire (including so-called extended coverage) theft and such other casualties as Secured Party may reasonably require including collision in the case of any motor vehicles, all in such amounts under such forms of policies~ upon such terms, for such periods and written by such companies or underwriters as Secured Party may approve losses in all cases to be payable to Secured Party and Debtor as their interests may appear All policies of insurance shall provide that Secured Party s interest therein shall not be invalidated by the act, omission or neglect of anyone other than Secured

Party and for at least ten days prior written notice of cancellation to Secured Party. Debtor shall furnish Secured Party with certificates of such insurance or other evidence satisfactory to Secured Party as to compliance with the provisions of this paragraph. Secured Party may act as attorney for Debtor in making, adjusting and settling claims under and cancelling such insurance and endorsing Debtor’s name on any drafts drawn by insurers of the CollateraL

(e)     Debtor will keep the Collateral free from any adverse lien, security interest or encumbrance and in good order and repair, shall not waste or destroy the Collateral or any part thereof, and shall not use the Collateral in violation of any statute, ordinance or policy of insurance thereon.

Secured Party may examine and inspect the Collateral at any reasonable time or times, wherever located.

(f)     Debtor will pay promptly when due all taxes and assessments upon the Collateral or for its use or operation or upon this Agreement or upon any note or notes evidencing the Obligations.

3.       Additiq~~l, Rights of P~rti~. At its option, Secured Party may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the CollateraL may place and pay for insurance on the Collateral upon failure by the Debtor, after having been requested to do so, to provide insurance satisfactory to the Secured Party, and may pay for the maintenance, repair, and preservation of the Collateral. To the extent permitted by applicable law, Debtor agrees to reimburse Secured Party on demand for any payment made, or any expense incurred by Secured Party pursuant to the foregoing authorization. Until default Debtor may have possession of the Collateral and use, it in any lawful manner not inconsistent with this agreement and not inconsistent with any policy of insurance thereon.

4.       Events of Default. Debtor shall be in default under this agreement upon the occurrence of any of the following events or conditions, namely: (a) default in the payment or performance of any of the Obligations or of any covenants or liabilities contained or referred to herein or in any of the Obligations; (b) any warranty, representation or statement made or furnished to Secured Party by or on behalf of Debtor proving to have been false in any material respect when made or furnished; (c) loss, theft, substantial damage, destruction, sale or encumbrance to or any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon; (ci) dissolution, termination of existence, filing by Debtor or by any third party against Debtor of any petition under any Federal bankruptcy statute, insolvency, business failure, appointment of a receiver of any part of the property of, or assignment for the benefit of creditors by, Debtor; or (e) the occurrence of an event of default in any agreement between Debtor and/or Secured Party and Hybrid Dynamics Corporation.

5.     ~p~edies. UPON DEFAULT AND AT ANY TIME THEREAFTER, SECURED PARTY MAY DECLARE ALL OBLIGATIONS SECURED HEREBY IMMEDIATELY DUE AND PAYABLE AND SHALL HAVE THE REMEDIES OF A SECURED PARTY UNDER THE UNIFORM COMMERCIAL CODE OF ILLINOIS, including without limitation the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose may, so far as Debtor can give authority therefor, With or without judicial process, enter (if this can be done without breach of the peace), upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom (provided that if the Collateral is affixed to real estate, Such removal shall be subject to the conditions stated in the Uniform Commercial Code of Illinois); and the Secured Party shall be entitled to hold, maintain, preserve and prepare the Collateral for sale, until disposed of, or may propose to retain the Collateral subject to Debtor’s right of redemption in satisfaction of the Debtors Obligations as provided in the Uniform Commercial Code of Illinois. Secured Party without removal may render the Collateral unusable and dispose of the Collateral on the Debtor’s premises. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party for possession at a place to be designated by Secured Party which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor at least 5 days’ notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the address of Debtor shown at the beginning of this agreement at least ten days before the time of the sale or disposition. Secured Party may buy at any public sale. The net proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorney’s fees and legal expenses incurred by Secured Party, shall be applied in satisfaction of the Obligations secured hereby. The Secured Party will account to the Debtor for any surplus realized on such disposition arid the Debtor shall remain liable for any deficiency.

The remedies of the Secured Party hereunder are cumulative and the exercise of any one or more of the remedies provided for herein or under the Uniform Commercial Code of lilinois shall not be construed as a waiver of any of the other remedies of the Secured Party so long as any part of the Debtor’s Obligation remains unsatisfied.

6.       General. No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns; and all obligations of Debtor shall bind its successors or assigns. If there be more than one Debtor, their obligations hereunder shall be joint and several. This agreement shall become effective when it is signed by Debtor.

All rights of the Secured Party in, to and under this agreement and in and to the Collateral shall pass to and may be exercised by any assignee thereof. The Debtor agrees that if the Secured Party gives notice to the Debtor of an assignment of said rights, upon such notice the liability of the Debtor to the assignee shall be immediate and absolute. The Debtor will not set up any claim against the Secured Party as a defense, counterclaim or set-off to any action brought by any such assignee for the unpaid balance owed hereunder or for the possession of the Collateral, provided that Debtor shall not waive hereby any right of action to the extent that waiver thereof is expressly made unenforceable under applicable law.

If any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

Arturo Monteparo.,                Hybrid Dynamics Corp. Inc

___________
President